UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2006

KADANT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Acton Place Acton, Massachusetts		01720
(Address of Principal Executive Offices)		(Zip Code)

(978) 776-2000

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2006, Kadant Inc., a Delaware corporation (“Kadant” and the “Borrower”), borrowed $10 million from Citizens Bank of Massachusetts (the “Lender”) pursuant to a promissory note dated May 4, 2006 (the “Loan”) in favor of the Lender. The Loan is repayable in quarterly installments of $125,000 over a ten-year period with the remaining principal balance of $5 million due upon maturity. Interest on the Loan accrues and is payable quarterly in arrears at one of the following rates selected by Kadant (a) the prime rate or (b) the 3 month London Inter-Bank Offered Rate (“LIBOR”) plus a 1% margin.

The Loan is guaranteed by certain domestic subsidiaries of Kadant pursuant to the Limited Guaranty Agreements dated as of May 4, 2006 and secured by real estate and related personal property of Kadant and certain domestic subsidiaries of Kadant pursuant to the Mortgage and Security Agreements dated as of May 4, 2006 (“Mortgage and Security Agreements”). The properties subject to the mortgages are located in Theodore, Alabama; Auburn, Massachusetts; Three Rivers, Michigan; and Queensbury, New York. Kadant has the right to substitute other real property and/or collateral in the event of the sale of any of the properties subject to the mortgages. Kadant and the subsidiary owners of the real property have also provided certain indemnities to the Lender for hazardous materials and discharges on the property, as is customary in commercial real estate mortgages.

The obligations of Kadant under the Loan may be accelerated upon the occurrence of an event of default under the Loan and the Mortgage and Security Agreements, which includes customary events of default including without limitation payment defaults, defaults in the performance of covenants and obligations, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, liens on the properties or collateral and uninsured judgments. In addition, the occurrence of an event of default under our existing term loan and revolving credit facility, effective as of May 9, 2005, and as amended to date (the “Credit Facility”), among Kadant, as Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto (as defined in the Credit Facility), the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, after any applicable notice or cure period, would be an event of default under the Loan.

To hedge the exposure to movements in the variable interest rate on the Loan, on May 3, 2006, Kadant entered into a swap agreement with the Lender, pursuant to a master agreement and confirmation (the “Swap Agreement”). The Swap Agreement, which was effective on May 5, 2006, converts the $10 million Loan from a floating rate to a fixed rate of interest. The Swap Agreement has a ten-year term, the same quarterly payment dates as the Loan and reduces in line with the amortization of the Loan. The Swap Agreement automatically terminates in the event there are no outstanding borrowings under the Credit Facility (or successor credit facility), the Loan, or any other borrowing in which Citizens Bank of Massachusetts is a lender. Under the Swap Agreement, Kadant will receive a 3 month LIBOR rate and pay a fixed rate of interest of 5.63%. The net effect on interest expense for the Loan is that Kadant will pay a fixed interest rate of 6.63% (the sum of the 5.63% fixed rate under the Swap Agreement and the applicable margin of 1% on the Loan). The guarantee and default provisions of the Credit Facility (and any successor Credit Facility) and the Loan, including those contained in the Mortgage and Security Agreement, also apply to the Swap Agreement.

On May 5, 2006, Kadant used $7,750,000 of the proceeds from the Loan to pay down a portion of its existing variable-rate debt under the Credit Facility.

The forgoing description of the Loan does not purport to be a complete statement of the terms and conditions of the Loan and is qualified in its entirety by reference to the full text of the Loan filed with this report as Exhibit 99.1. The forgoing description of the Limited Guaranty Agreements does not purport to be a complete statement of the terms and conditions of the Limited Guaranty Agreements and is qualified in its entirety by reference to the full text of the Limited Guaranty Agreements filed with this report as Exhibit 99.2, 99.3 and 99.4. The forgoing description of the Mortgage and Security Agreements does not purport to be a complete statement of the terms and conditions of the Mortgage and Security Agreements and is qualified in its entirety by reference to the full text of the Mortgage and Security Agreements filed with this report as Exhibit 99.5, 99.6, 99.7 and 99.8. The forgoing description of the Swap Agreement does not purport to be a complete statement of the terms and conditions of the Swap Agreement and is qualified in its entirety by reference to the full text of the Swap Agreement filed with this report as Exhibit 99.9 and 99.10.

2

KADANT INC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Swap Agreement is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Promissory Note in the principal amount of $10,000,000 dated May 4, 2006, between Kadant and Citizens Bank of Massachusetts.

99.2	Limited Guaranty Agreement dated May 4, 2006 between Kadant Web Systems Inc., a Massachusetts corporation, and Citizens Bank of Massachusetts.

99.3	Limited Guaranty Agreement dated May 4, 2006 between Kadant Black Clawson Inc., a Delaware corporation, and Citizens Bank of Massachusetts.

99.4	Limited Guaranty Agreement dated May 4, 2006 between Kadant Johnson Inc., a Michigan corporation, and Citizens Bank of Massachusetts.

99.5	Mortgage and Security Agreement dated May 4, 2006 between Kadant and Citizens Bank of Massachusetts relating to the real property and related personal property located in Queensbury, New York. (1)

99.6	Mortgage and Security Agreement dated May 4, 2006 between Kadant Web Systems Inc., a Massachusetts corporation, and Citizens Bank of Massachusetts relating to the real property and related personal property located in Auburn, Massachusetts. (1)

99.7	Mortgage and Security Agreement dated May 4, 2006 between Kadant Black Clawson Inc., a Delaware corporation, and Citizens Bank of Massachusetts relating to the real property and related personal property located in Theodore, Alabama. (1)

99.8	Mortgage and Security Agreement dated May 4, 2006 between Kadant Johnson Inc., a Michigan corporation, and Citizens Bank of Massachusetts relating to the real property and related personal property located in Three Rivers, Michigan. (1)

99.9	International Swap Dealers Association, Inc. Master Agreement dated May 13, 2005 between Kadant and Citizens Bank of Massachusetts (filed as Exhibit 10.1 to Kadant’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2005 and incorporated in this document by reference).

99.10	Swap Confirmation dated May 9, 2006 between Kadant and Citizens Bank of Massachusetts. (1)

(1)	The schedules to the agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Kadant will furnish copies of any of the schedules to the U.S. Securities and Exchange Commission upon request.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: May 9, 2006	By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer